Exhibit 99.1

Martin Midstream Partners L.P.

Announces Pricing of Public Offering of Common Units

KILGORE, Texas, February 15, 2017 (GlobeNewswire) — Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today that it has priced its previously announced public offering of 2,600,000 of its common units at a price to the public of $18.00 per unit. The closing of the offering is expected to occur on February 22, 2017, subject to satisfaction of customary closing conditions. Net proceeds from the offering (including any proceeds from the exercise of the underwriters’ option to purchase additional common units) will be used by the Partnership to fund a portion of the purchase price for the acquisition of an asphalt terminal facility in Hondo, Texas from Martin Resource Management Corporation, to repay a portion of the outstanding indebtedness incurred under its revolving credit facility and for general partnership purposes. Amounts repaid under the revolving credit facility may be re-borrowed to fund future acquisitions and expansion capital expenditures. RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 390,000 common units in connection with the offering.

The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:

RBC Capital Markets, LLC

Attention: Equity Syndicate

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Telephone: 877-822-4089

Wells Fargo Securities, LLC

Attention: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Telephone: 800-326-5897

Email: cmclientsupport@wellsfargo.com

Once available, you may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

Forward-Looking Statements

Statements in this press release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership’s control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

About Martin Midstream Partners L.P.

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Joe McCreery,

Vice President – Finance & Head of Investor Relations

Martin Midstream Partners L.P.

Phone: (903) 988-6425

joe.mccreery@martinmlp.com